UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2012

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27739	90-0315909
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7044 Portal Way, Unit K-110 Ferndale, WA98248
(Address of principal executive offices)

(Former address of principal executive offices)

(403) 288-4321
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02       UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by MineralRite Corporation, a Nevada corporation (the "Company"), as of October 30, 2012.

1.a.         Effective October 30, 2012, the Company issued an aggregate of forty million (40,000,000) shares of common stock, $.0001 par value (the “Common Stock” or “Shares”) (the “Securities”) in consideration of services.

   b.        The shares were issued to twelve (12) persons, whose identities are disclosed in Item 5.01 hereof. The shares issued were “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

   c.        The consideration for the sale of these shares was determined as follows.

On August 31, 2012 the Board of Directors enacted and approved a reverse stock split on a 1:50 basis, which reverse split has had the effect of reducing the number of issued and outstanding shares of the Company’s common stock from 52,991,272 to approximately 1,059,826.  The Board of Directors is expected to approve the issuance of other shares of the Company’s common stock to certain accredited investors in connection with a private placement offering exempt from registration with the United States Securities and Exchange Commission (“SEC”).

On August 17, 2012 the Board of Directors appointed Guy Peckham as President and Chief Executive Officer for the purpose of leading the Company in the commencement of new business ventures, and to raise additional capital to pursue such new opportunities.  Mr. Peckham is or will be engaged in the following activities:

(a)        Mr. Peckham has negotiated a modification of the Consulting Agreement between the Company and Santeo Financial Corporation (“Santeo”), which will result in a material reduction of the amount owed to Santeo;

(b)        Mr. Peckham will assume, personally, $200,000 of the debt the Company owes to Santeo and will forgive the Company’s obligation to that extent of that $200,000; and

(c)        Mr. Peckham will plan and execute against a new business model for the Company, which will entail the extraction of precious metals from previously extracted ore; providing his own expertise and track record of success in that industry, and has or will recruit and hire a management team with a similar track record of successful execution against that business model.

In addition, Mr. Peckham has engaged the individuals and entities listed in Item 5.01 hereof to assist him (a) by identifying and accessing the Company’s sources of raw materials and supplies, (b) by identifying and acquiring its proposed processing facilities, (c) by providing the analytical and processing know-how needed to produce the planned products, (d) by identifying and accessing the Company’s new markets and customers, domestic and international, (e) by  providing start-up working capital and costs, (f) in the design and implementation of the Company’s recapitalization, and (g) in managing the Company and executing the new business plan and model.

The Board of Directors has determined that the individuals and entities listed in Item 5.01 hereof have or will provide (1) consulting, scientific, engineering, production and professional services to the Company, via contracts to be executed, (2) planning, market research, capital formation and structuring services to the Company via contracts to be executed, as well as the funding of certain startup costs, and (3) sales and marketing services to the Company, via contracts to be executed, both domestically and internationally.

The  Board has also determined that the benefits and services provided, or to be provided, by the individuals and entities in Item 5.01 hereof, including Mr. Peckham, consist of tangible or intangible property or benefit to the Company, which do or may include, but are not limited to, cash, services performed, and contracts for services to be performed, all of which are essential to the successful execution of the Company’s new business plan and model; and the Board of Directors believes it is in the best interest of the Company and the current shareholders to issue up to forty million (40,000,000) shares of common stock to Mr. Peckham and the other individuals and entities listed in Item 5.01 hereof in exchange and for the above-described consideration and that such consideration is sufficient within the meaning of Nevada Revised Statutes, section 78.211.

The Board’s resolution was approved by a majority of the then-outstanding 1,059,825 shares.

   d.        The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder. In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that the investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

   e.        Not applicable.

   f.        There were no cash proceeds received.

ITEM 5.01       CHANGE IN CONTROL OF REGISTRANT

The sale of unregistered securities referenced in Item 3.02 hereof was effected as follows.  On and after October 30, 2012, the Registrant has or will enter into Purchase Agreements with the following persons and entities, pursuant to which they are to be issued common shares in exchange for the above-described consideration.  The purchasers are:

Name	No. of Shares
James Bame	4,000,000
Alpha Hydronics	4,000,000
Management Team Escrow #1-James Bame Attorney	4,000,000
Management Team Escrow #2-James Bame Attorney	5,500,000
Guy Peckham	11,500,000
Goldstar International Securities, Inc.	4,000,000
Blackwood International, Ltd.	3,000,000
Ramazanali Almasi	500,000
ShineTwin International Limited	2,400,000
Everspring International Trading Limited	400,000
Da Mei Cai	400,000
Scarlett Nygaart	300,000

The consideration for the sale of these shares was services performed for the Company, or to be performed.

If the purchase agreements with respect to these shares are consummated, voting control of the Registrant will be transferred to the above-referenced individuals and entities, who will then own shares comprising 97.42% of the total votes of all shareholders.  Before this Unregistered Sale of Equity Securities, and following the recent reverse split of the common stock, the Company had approximately 1,059,825 shares issued and outstanding.  The Board of Directors approved the issuance, and the Board’s resolution was approved by a majority of the then-outstanding 1,059,825 shares.

James Bame is the beneficial owner of two of the purchasers, Management Team Escrow #1-James Bame Attorney  and Management Team Escrow #1-James Bame Attorney (“Purchasers”).  If the purchase agreement with respect to the Purchasers is consummated, Mr. Bame will be the beneficial owner of approximately 9,500,000 shares, or 23.14% of the issued and outstanding stock of the Company.

There are no arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

Dated: October 30, 2012	By:	/s/ GuyPeckham
Guy Peckham
Chief Executive Officer and President